Exhibit 99.1

•Reported first-quarter earnings of $207 million or $0.51 per share; adjusted earnings of $200 million or $0.49 per share
•Formally increased Sweeny NGL fractionation capacity and Freeport LPG export dock capacity by 23% and 15%, respectively, reflecting 2025 debottlenecking
•Refining operated at 95% capacity utilization with 87% clean product yield
•Increased the annualized quarterly dividend by 7%
•Ended the quarter with liquidity of approximately $6.0 billion

HOUSTON, April 29, 2026 – Phillips 66 (NYSE: PSX) announced first-quarter earnings.

“We are confident in our ability to navigate market volatility due to our integrated business and the strength of our balance sheet. Backed by disciplined execution and strong operating performance, we remain well positioned to provide energy to the global market,” said Mark Lashier, chairman and CEO of Phillips 66.

“Attractive fundamentals across our businesses further support our position to deliver strong returns and long-term shareholder value. We remain committed to our previously stated shareholder return and debt reduction targets.”

Business Highlights and Strategic Priorities Progress

•Recently announced advancement of Western Gateway Pipeline following a successful second open season securing long-term shipper commitments.

•Iron Mesa gas plant, with design capacity of 300 MMCFD, continues construction as planned and is on schedule for startup in the first quarter of 2027.

•In April 2026, completed acquisition of Lindsey Oil Refinery and logistics assets with the plan to utilize select assets, enhancing our U.K. integrated business.

•Progressed Chemicals Golden Triangle Polymers Project in Orange, Texas, and Ras Laffan Polymers Project in Qatar with full operations expected in 2027.

Financial Results Summary
(in millions of dollars, except as indicated)

	1Q 2026	4Q 2025
Earnings	$207	2,906
Adjusted Earnings[1]	200	1,002
Adjusted EBITDA[1]	1,268	2,532
Earnings Per Share
Earnings Per Share - Diluted	0.51	7.17
Adjusted Earnings Per Share - Diluted[1]	0.49	2.47
Cash Flow from (Used in) Operations	(2,264)	2,752
Cash Flow from Operations, Excluding Working Capital[1]	699	2,044
Capital Expenditures & Investments	582	682
Acquisitions, Net of Cash Acquired	66	1,288
Proceeds from Asset Dispositions	7	1,489
Return of Capital to Shareholders	778	756
Repurchases of Common stock	269	274
Dividends paid on Common stock	509	482
Cash and Cash Equivalents	5,150	1,116
Debt	27,124	19,716
Debt-to-Capital Ratio	48%	39%
Net Debt-to-Capital Ratio[1]	43%	38%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Segment Financial and Operating Highlights
(Millions of dollars, except as indicated)

	1Q 2026	4Q 2025	Change
Earnings (Loss)[1]	$207	2,906	(2,699)
Midstream	591	638	(47)
Chemicals	114	(12)	126
Refining	208	822	(614)
Marketing and Specialties	(161)	2,396	(2,557)
Renewable Fuels	(41)	(19)	(22)
Corporate and Other	(451)	(372)	(79)
Income tax expense	(41)	(526)	485
Noncontrolling interests	(12)	(21)	9

Adjusted Earnings (Loss)[1,2]	$200	1,002	(802)
Midstream	591	717	(126)
Chemicals	85	19	66
Refining	208	542	(334)
Marketing and Specialties	(141)	439	(580)
Renewable Fuels	(41)	(19)	(22)
Corporate and Other	(451)	(363)	(88)
Income tax expense	(39)	(302)	263
Noncontrolling interests	(12)	(31)	19

Adjusted EBITDA[2]	$1,268	2,532	(1,264)
Midstream	860	952	(92)
Chemicals	250	145	105
Refining	423	1,019	(596)
Marketing and Specialties	(86)	488	(574)
Renewable Fuels	(18)	5	(23)
Corporate and Other	(161)	(77)	(84)

Operating Highlights
NGL Pipeline Throughput - Y-Grade to Market (MBD)[3]	930	1,006	(76)
NGL Fractionated (MBD)	980	1,018	(38)
Chemicals Global O&P Capacity Utilization	94%	97%	(3%)
Refining
Turnaround Expense	178	135	43
Realized Margin ($/BBL)[2]	10.11	12.48	(2.37)
Crude Capacity Utilization[4]	95%	99%	(4%)
Clean Product Yield	87%	88%	(1%)
Renewable Fuels Produced (MBD)	40	32	8
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

[4] Beginning October 1, 2025, excludes Los Angeles Refinery and includes 100% of Wood River and Borger refineries. As of January 1, 2026, the Refining segment’s net crude throughput capacity increased by 45 MBD to 1,993 MBD.

First-Quarter 2026 Financial Results

Reported earnings were $207 million for the first quarter of 2026 versus $2.9 billion in the fourth quarter of 2025. First-quarter earnings included pre-tax special item adjustments of $29 million in the Chemicals segment and $(20) million in the Marketing and Specialties segment. Adjusted earnings for the first quarter were $200 million versus adjusted earnings of $1.0 billion in the fourth quarter of 2025.

As a result of a sharp increase in commodity prices during the first quarter, the company’s financial results were impacted by mark-to-market losses of $839 million related to short derivative positions used as economic hedges to manage price risk on certain physical positions. However, the increase in current market value of the associated underlying physical inventory is not reflected in book value under last-in, first-out (LIFO) accounting. The impacts during the quarter were as follows:

Mark-to-Market Pre-Tax Losses by Segment
Millions of Dollars
1Q 2026
Refining	$(396)
Marketing and Specialties	(323)
Renewable Fuels	(120)

•Midstream adjusted pre-tax income decreased compared with the fourth quarter mainly due to lower volumes largely associated with impacts from Winter Storm Fern, lower margins driven primarily by customer recontracting, as well as accelerated depreciation related to a Permian Basin gas plant.

•Chemicals adjusted pre-tax income increased mainly due to higher margins and equity earnings of affiliates, partially offset by lower volumes and higher costs, mainly driven by turnaround expense.

•Refining adjusted pre-tax income decreased mainly due to lower margins and volumes, partially offset by the absence of accelerated depreciation at the Los Angeles Refinery. Lower margins were primarily driven by mark-to-market impacts, which were partially offset by higher clean product differentials. Additionally, lower volumes in the quarter were primarily driven by planned turnaround activities.

•Marketing and Specialties adjusted pre-tax loss was a decrease compared to the fourth quarter due to lower margins mainly driven by mark-to-market impacts.

•Renewable Fuels pre-tax loss was a decrease compared to the fourth quarter mainly due to mark-to-market impacts, partially offset by higher credits.

•Corporate and Other adjusted pre-tax loss increased primarily due to the inclusion of costs associated with the decommissioning and redevelopment of the idled Los Angeles Refinery site, along with higher employee-related costs and net interest expense.

As of March 31, 2026, the company had liquidity of approximately $6.0 billion, reflecting $5.2 billion of cash and cash equivalents and total committed capacity available under credit facilities of $800 million.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s first-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Texas, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

Investor Relations
investorrelations@p66.com

Media Relations
phillips66media@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings per share,” “adjusted controllable cost,” “cash from (used in) operations, excluding working capital,” “realized refining margin” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release. References in the release to earnings refer to net income attributable to Phillips 66. References in the release to shareholder distributions refers to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock.

Basis of Presentation— Phillips 66 and Refining results included herein through September 30, 2025, includes our proportional share of WRB Refining LP equity earnings and beginning October 1, 2025, includes 100% of Borger Refinery and Wood River Refinery consolidated due to the acquisition of the remaining 50% of WRB.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including war and armed hostilities, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2026	2025
	1Q	4Q	1Q
Midstream	$591	638	751
Chemicals	114	(12)	113
Refining	208	822	(937)
Marketing and Specialties	(161)	2,396	1,282
Renewable Fuels	(41)	(19)	(185)
Corporate and Other	(451)	(372)	(376)
Pre-Tax Income	260	3,453	648
Less: Income tax expense	41	526	122
Less: Noncontrolling interests	12	21	39
Phillips 66	$207	2,906	487

Adjusted Earnings (Loss)
	Millions of Dollars
	2026	2025
	1Q	4Q	1Q
Midstream	$591	717	683
Chemicals	85	19	113
Refining	208	542	(937)
Marketing and Specialties	(141)	439	265
Renewable Fuels	(41)	(19)	(185)
Corporate and Other	(451)	(363)	(355)
Pre-Tax Income (Loss)	251	1,335	(416)
Less: Income tax expense (benefit)	39	302	(78)
Less: Noncontrolling interests	12	31	30
Phillips 66	$200	1,002	(368)

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2026	2025
	1Q	4Q	1Q
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$207	2,906	487
Pre-tax adjustments:
Certain tax impacts	—	(11)	—
Impairments	—	79	21
Net gain on asset dispositions[1]	—	(1,978)	(1,085)
Pending claims and settlements	—	(123)	—
Lower-of-cost-or-market inventory adjustments	(29)	31	—
Los Angeles Refinery cessation costs	—	35	—
Interest expense	—	9	—
Legal accrual[2]	20	21	—
Legal settlement	—	(181)	—
Tax impact of adjustments[3]	2	19	200
Other tax impacts	—	205	—
Noncontrolling interests	—	(10)	9
Adjusted earnings (loss)	$200	1,002	(368)
Earnings per share of common stock (dollars)	$0.51	7.17	1.18
Adjusted earnings (loss) per share of common stock (dollars)	$0.49	2.47	(0.90)
Adjusted weighted-average diluted common shares outstanding (thousands)	403,273	404,733	409,182

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$591	638	751
Pre-tax adjustments:
Impairments	—	79	—
Net gain on asset dispositions[1]	—	—	(68)
Adjusted pre-tax income	$591	717	683
Chemicals Pre-Tax Income (Loss)	$114	(12)	113
Pre-tax adjustments:
Lower-of-cost-or-market inventory adjustments	(29)	31	—
Adjusted pre-tax income	$85	19	113
Refining Pre-Tax Income (Loss)	$208	822	(937)
Pre-tax adjustments:
Los Angeles Refinery cessation costs	—	35	—
Certain tax impacts	—	(11)	—
Pending claims and settlements	—	(123)	—
Legal settlement	—	(181)	—

Exhibit 99.1

Adjusted pre-tax income (loss)	$208	542	(937)
Marketing and Specialties Pre-Tax Income (Loss)	$(161)	2,396	1,282
Pre-tax adjustments:
Net gain on asset dispositions[1]	—	(1,978)	(1,017)
Legal accrual[2]	20	21	—
Adjusted pre-tax income (loss)	$(141)	439	265
Renewable Fuels Pre-Tax Loss	$(41)	(19)	(185)
Pre-tax adjustments:
None	—	—	—
Adjusted pre-tax income (loss)	$(41)	(19)	(185)
Corporate and Other Pre-Tax Loss	$(451)	(372)	(376)
Pre-tax adjustments:
Impairments	—	—	21
Interest expense	—	9	—
Adjusted pre-tax loss	$(451)	(363)	(355)
[1] Net gain on asset dispositions includes the sale of a 65% interest in our Germany and Austria retail marketing business in the fourth quarter 2025. In connection with this sale, in the second and third quarters of 2025, we recognized before-tax unrealized (gain) loss from foreign currency derivatives impacting the Marketing and Specialties segment. In the first quarter of 2025, we sold our 49% non-operated equity interest in Coop Mineraloel AG. Also in the first quarter 2025, was a gain on disposition of DCP Midstream, LP’s 25% interest in Gulf Coast Express Pipeline LLC.

[2] Legal accrual primarily related to ongoing litigation with Propel Fuels, Inc.
3 We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate, but certain transactions may be partially exempt, which could result in a lower overall effective tax rate on these items. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2026	2025
	1Q	4Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA Attributable to Phillips 66
Net Income	$219	2,927
Plus:
Income tax expense	41	526
Net interest expense	255	256
Depreciation and amortization	558	818
Phillips 66 EBITDA	$1,073	4,527
Special Item Adjustments (pre-tax):
Certain tax impacts	—	(11)
Impairments	—	79
Pending claims and settlements	—	(123)
Lower-of-cost-or-market inventory adjustments	(29)	31
Net gain on asset dispositions	—	(1,978)
Los Angeles Refinery cessation costs	—	35
Legal accrual	20	21
Legal settlement	—	(181)
Total Special Item Adjustments (pre-tax)	(9)	(2,127)
Change in Fair Value of NOVONIX Investment	9	2
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$1,073	2,402
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	27	4
Proportional share of selected equity affiliates net interest	12	14
Proportional share of selected equity affiliates depreciation and amortization	190	162
Adjusted EBITDA attributable to noncontrolling interests	(34)	(50)
Phillips 66 Adjusted EBITDA	$1,268	2,532

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$591	638
Plus:
Depreciation and amortization	274	259
Midstream EBITDA	$865	897
Special Item Adjustments (pre-tax):
Impairments	—	79
Midstream EBITDA, Adjusted for Special Items	$865	976

Exhibit 99.1

Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	3	2
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	23	21
Adjusted EBITDA attributable to noncontrolling interests	(34)	(50)
Midstream Adjusted EBITDA	$860	952
Chemicals Income (loss) before income taxes	$114	(12)
Plus:
None	—	—
Chemicals EBITDA	$114	(12)
Special Item Adjustments (pre-tax):
Lower-of-cost-or-market inventory adjustment	(29)	31
Chemicals EBITDA, Adjusted for Special Items	$85	19
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	21	2
Proportional share of selected equity affiliates net interest	—	1
Proportional share of selected equity affiliates depreciation and amortization	144	123
Chemicals Adjusted EBITDA	$250	145
Refining Income before income taxes	$208	822
Plus:
Depreciation and amortization	215	477
Refining EBITDA	$423	1,299
Special Item Adjustments (pre-tax):
Certain tax impacts	—	(11)
Los Angeles Refinery cessation costs	—	35
Legal settlement	—	(181)
Pending claims and settlements	—	(123)
Refining EBITDA, Adjusted for Special Items	$423	1,019
Other Adjustments (pre-tax):
None	—	—
Refining Adjusted EBITDA	$423	1,019
Marketing and Specialties Income (loss) before income taxes	$(161)	2,396
Plus:
Depreciation and amortization	20	21
Marketing and Specialties EBITDA	$(141)	2,417
Special Item Adjustments (pre-tax):
Legal accrual	20	21
Net gain on asset dispositions	—	(1,978)
Marketing and Specialties EBITDA, Adjusted for Special Items	$(121)	460
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	3	—
Proportional share of selected equity affiliates net interest	9	10
Proportional share of selected equity affiliates depreciation and amortization	23	18
Marketing and Specialties Adjusted EBITDA	$(86)	488

Exhibit 99.1

Renewable Fuels Loss before income taxes	$(41)	(19)
Plus:
Depreciation and amortization	23	24
Renewable Fuels EBITDA	$(18)	5
Special Item Adjustments (pre-tax):
None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$(18)	5
Corporate and Other Loss before income taxes	$(451)	(372)
Plus:
Net interest expense	255	256
Depreciation and amortization	26	37
Corporate and Other EBITDA	$(170)	(79)
Special Item Adjustments (pre-tax):
None	—	—
Total Special Item Adjustments (pre-tax)	—	—
Change in Fair Value of NOVONIX Investment	9	2
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(161)	(77)

	Millions of Dollars Except as Indicated
	2026	2025
	1Q	4Q
Debt-to-Capital Ratio
Total Debt	$27,124	19,716
Total Equity	29,681	30,241
Debt-to-Capital Ratio	48%	39%
Cash and Cash Equivalents	5,150	1,116
Net Debt-to-Capital Ratio	43%	38%

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2026	2025
	1Q	4Q
Reconciliation of Refining Income Before Income Taxes to Realized Refining Margins
Income before income taxes	$208	822
Plus:
Taxes other than income taxes	106	63
Depreciation, amortization and impairments	217	477
Selling, general and administrative expenses	52	52
Operating expenses	1,229	1,229
Equity in losses of affiliates	—	3
Other segment (income) expense, net	(11)	11
Proportional share of refining gross margins contributed by equity affiliates	26	25
Special items:
Certain tax impacts	—	(11)
Legal settlement	—	(181)
Pending claims and settlements	—	(123)
Realized refining margins	$1,827	2,367
Total processed inputs (thousands of barrels)	180,801	189,465
Income before income taxes (dollars per barrel)[1]	$1.15	4.34
Realized refining margins (dollars per barrel)[2]	$10.11	12.48
[1] Income before income taxes divided by total processed inputs.
[2] Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.